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                                                                   Exhibit 10.01

                      DEVELOPMENT AGREEMENT NO.  19-001-96

                                SSAM ASSESSMENT

     This Development Agreement is entered into on the 2ND day of JANUARY, 1996 by and between U S WEST Advanced Technologies, Inc., a Colorado corporation ("USW-Technologies"), U S WEST Communications, Inc., a Colorado corporation ("USW-Communications"), (hereinafter USW-Technologies, USW-Communications and their Affiliates will be collectively referred to as "Licensee"), and Carnegie Group, Inc., a Delaware corporation with a principal place of business at Five PPG Place, Pittsburgh, PA 15222 ("CGI").

                              ARTICLE 1 - RECITALS

     1.1 Licensee and CGI entered into a General License Agreement (the "GLA") on December 17, 1992 in which the parties committed to enter into a series of Artificial Intelligence ("AI") technology research, experimentation and development agreements ("Development Agreements") over a period beginning on the Effective Date, as defined in the GLA, and ending on the fourth anniversary of the Effective Date.

     1.2 Licenses and CGI now desire to enter into this Development Agreement pursuant to which the parties, as contemplated by the GLA, will commit to a project of specific research, experimentation and development as stated herein.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Development Agreement, Licensee and CGI agree as follows:

                            ARTICLE 2 - DEFINITIONS

     2.1 Defined terms used in this Development Agreement shall have the meanings set forth in Article 2 of the GLA, unless different meanings are specifically set forth in this Development Agreement.

     2.2 "Project" means the specific research, experimentation and development which CGI will perform for Licensee under this Development Agreement.

                                                                 JANUARY 2, 1996


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     2.3 "Project Description" means a detailed written description of the
Project, including but not limited to:

     (a) any Deliverable Performance Specifications; and

     (b) a listing which identifies and describes, as to the Project:

         (i) any Deliverables intended to be created in the course of the Project; and

         (ii) any Licensee Specific Technology intended to be created in the course of the Project; and

         (iii) any Licensee Proprietary Information or Licensee Confidential Information to be made available to CGI in the course of the Project; and

         (iv) any Generic Research Technology intended to be created in the course of the Project.

     2.4 "Projected Cost" means that projected cost referred to in Article 9 of the GLA and set forth in Article 5 hereof.

     2.5 "Projected Date" means the projected date for completion of the Project agreed upon by the parties and set forth in Article 6 hereof, including any Agreed Completion Date.

                         ARTICLE 3 - EFFECT OF THE GLA

     This Development Agreement is subject in all respects to the terms and conditions of the GLA. Ownership of Generic Research Technology developed hereunder is vested in U S WEST , in accordance with Article 3.3 of the GLA and the payment of ALLIANCE rates by Licensee to CGI as provided in Exhibit 2, attached hereto.

                        ARTICLE 4 - PROJECT DESCRIPTION

     4.1 The Project Description is set forth in Exhibit 1 attached hereto.

     4.2 CGI shall use its best efforts to complete the Project in accordance with the Project Description. Except for the warranties set forth in Article 8 of the GLA regarding any

                                                                 JANUARY 2, 1996


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Deliverable Performance Specifications set forth in Exhibit 1 of this
Development Agreement, CGI hereby disclaims any express or implied warranty that all or any portion of the Project intended to be created or developed pursuant to this Development Agreement will perform in accordance with the Project Description or any other criteria.


                      ARTICLE 5 - PROJECTED COST; PAYMENT

     5.1 CGI's Projected Cost for the Project is $[ ]. An itemized account of the Projected Cost including person-year rates applied as Alliance, Technology and/or Co-Development Rates as defined in the GLA is set forth in Exhibit 2 attached hereto. Modifications to the Projected Cost (and any payments under Section 5.2) shall be governed by Sections 9.4 and 14.7 of the GLA.

     5.2 Licensee shall pay to CGI, in consideration for CGI's performance of its obligations under this Development Agreement, the sum of $[ ] in accordance with the payment schedule set forth in Article 5 of the GLA.

                           ARTICLE 6 - PROJECTED DATE

     6.1 The Projected Date for completion of the Project is FEBRUARY 29, 1996. A time schedule listing projected dates for completion of interim stages of the Project is set forth in Exhibit 3 attached hereto.

     6.2 CGI shall use its best efforts to complete the Project by the Projected Date. Except for the obligations set forth in Article 9 of the GLA regarding any Agreed Completion Date set forth in Exhibit 3 of this Development Agreement, CGI hereby disclaims any express or implied warranty that all or any portion of the Project intended to be created or developed pursuant to this Development Agreement will be completed on any date certain, including the Projected Date.

                 ARTICLE 7 - TERMS OF DELIVERY AND RISK OF LOSS

     7.1 CGI will deliver, at its expense, to Licensee any Deliverables and Licensee Specific Technology in accordance with the Exhibits hereto.

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     7.2 CGI will bear the risk of loss or destruction of such Deliverables and
Licensee Specific Technology until the delivery of such items to Licensee at the location designated by Licensee. For the purposes hereof, "delivery" shall mean physical delivery to a facility and shall not include installation.

                            ARTICLE 8 - INSTALLATION

     8.1 CGI will provide, at Licensee's request and expense, technical assistance to Licensee sufficient for the proper installation of Deliverables and Licensee Specific Technology in Licensee facilities. Such assistance may include, if deemed necessary by Licensee, the presence of one or more CGI employees at Licensee facilities to assist in such installation. Licensee will pay, in accordance with the GLA, travel, room and board expense incurred by such employees of CGI.

     8.2 Licensee will bear the risk of loss or destruction of the Deliverables, Licensee Specific Technology or any other items delivered to Licensee facilities during and after installation.

                        ARTICLE 9 - OPERATIONAL TRAINING

     CGI will provide, in accordance with Article 6 of the GLA, adequate training to no more than 0 Licensee employees regarding the proper operation and use of Deliverables, Licensee Specific Technology and Generic Research Technology created in the course of the Project.

                            ARTICLE 10 - MAINTENANCE

     CGI will perform maintenance and repair services on Deliverables, Licensee Specific Technology and Generic Research Technology in accordance with the GLA.

                   ARTICLE 11 - MODIFICATIONS AND AMENDMENTS

     Any modifications to the Project or to this Development Agreement, including but not limited to modifications to the Project Description, the Projected Costs, or the Projected Date, to which the parties agree after the date of execution of the Development Agreement, will be evidenced by a written supplement to this Development Agreement executed by both parties.

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                            ARTICLE 12 - INTEGRATION

     This Development Agreement, the Exhibits attached hereto and the terms of the GLA set forth the entire and exclusive agreement and understanding of the parties relating to the subject matter contained herein, and supersede all prior and contemporary discussions. Neither party will be bound by any definition, condition, warranty or representation except as expressly set forth in this Development Agreement or the GLA or as subsequently set forth in writing signed by authorized representatives of each party.

         IN WITNESS WHEREOF, Licensee and CGI have executed this Development Agreement in duplicate by their respective authorized representatives.

CARNEGIE GROUP, INC.                          LICENSEE

By:     /S/ DENNIS YABLOSNKY               By:      /S/ CAT REUSSWIG
        -----------------------                    --------------------------

Title:  PRESIDENT/CEO                      Title:  DIRECTOR
        -----------------------                    --------------------------

                                                                 JANUARY 2, 1996


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                                   EXHIBIT 1

                              PROJECT DESCRIPTION

This agreement covers the consulting services to be performed by Carnegie Group, Inc. for U S WEST in support of the Sales Support and Account Management
(SSAM) Assessment project and is the follow-on agreement to Development Agreement 19-001-95. The objective of this assessment is to develop an integrated sales support and account management strategy (i.e., systems approach) for [ ] to coordinate the efforts currently underway to meet the needs of the [ ] consultants in the [ ] centers.

The following high-level plan was identified for performing the assessment:

   Discussions at the corporate level to communicate goals and to affix scope and identify SME's.
   Develop a "user level" understanding of the tasks (e.g., use cases) via:
      1 one-hour meeting with management and trainers
      1 two-hour meeting with trainers
      half day observation sessions [ ] ([ ])
      2 one-hour SME focus group sessions [ ] ([ ])
   Develop functional understanding of systems.
   Develop understanding of market intelligence and decision support.
   Map tasks to system functions and perform "gap" analysis.
   Recommend sales support & account management solution and migration
     strategy: [                                                            ].

The scope of the investigation included the following channels for the
[                            (  )]; [                          ( )]:
[                 ( )], [                       ( )] and [            ].
The scope of the investigation was also expanded to include the following
channels for the [                      ( ) ]: [                     ]
[                   ], [                ] and [                         ].

The deliverables involved are two detailed Analysis Reports, [          ] that
document our findings and recommendations for a Sales Support & Account Management Strategy. The Reports will be used to coordinate and initiate programs and trials in 1996. Each report will also contain all notes, documented process flows, and use cases obtained from our observation and focus group sessions.

This agreement covers efforts to be performed from January 1, 1996 through February 29, 1996.

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                                   EXHIBIT 2

                                 PROJECTED COST

The total cost of the work to be performed will be $[ ] based on estimated time and materials and 1995 actual and 1996 estimated travel expenses. The 1995 actual travel expenses are a result of work that was performed under the preceding Development Agreement 19-001-95 and have been approved by U S WEST for deferral and payment under this Agreement.

U S WEST may, at its discretion, close the consulting project or the involvement of CGI resources by providing a written notice to the CGI Program Manager. If such an eventuality occurs, the respective resources will be given a ramp down period of two weeks to find other work.

Estimated costs for the project are provided below. Note that the Alliance and Volume discounts are subtracted from the standard time and material costs.

Total Time and Materials Costs                         [          ]
             Less [   ]% Alliance Discount                -[      ]
             Less [   ]% Volume Discount                  -[      ]

             Total Contract Engineering               $[          ]

             Estimated Travel                          [          ]
             ----------------                         -------------
             TOTAL PROJECT COSTS                      $[          ]

Additionally, we are providing the estimated hours by functional labor category:

          CATEGORY                   HOURS
-----------------------------------------------
Sr. Manager                         [     ]
-----------------------------------------------
Sr. Business Consultant             [     ]
-----------------------------------------------
Business Consultant                 [     ]
-----------------------------------------------
Admin Support                       [     ]
-----------------------------------------------
CGI Total Hours                     [     ]
-----------------------------------------------


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                                   EXHIBIT 3

                                    SCHEDULE

The proposed work was initiated in 1995 under Development Agreement 19-001-95 and will be continued in 1996 with a continuation date of January 1, 1996 and completion scheduled for no later than February 29, 1996.

                                                                 JANUARY 2, 1996


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                                   EXHIBIT 4

                                  DELIVERABLES

CGI will provide two (2) detailed Analysis Reports to U S WEST, one each for SBG and H&PS. The reports will detail the investigations, analysis, requirements and recommendations for addressing the high priority needs of each organization. The reports will include a mapping of the functional requirements
found during the analysis across [                 ] to specific applications:
[                    ], etc. The reports will also include an asset evaluation
of the [            ], [            ], and [            ] systems, and will
incorporate the recommended transition implementation steps to achieve the consolidation of these systems.

Additionally, CGI will provide U S WEST with regular status updates in the form of scheduled meetings that detail the efforts performed and the time consumed to perform those efforts.

Other than these reports, CGI does not have any specific project deliverables but is providing expertise on an hourly basis. Project deliverables are under U S WEST direction.

                                                                 JANUARY 2, 1996